UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

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[   ]Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[X]Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS INSTITUTIONAL TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[  ]          Fee paid previously with preliminary materials.

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Email Notification Setup Form

Work Order Number:  31280

From Address:  WesternAsset@proxydirectmail.com

Reply to Address:  shareholdermeetings@computershare.com

Subject line:  IMPORTANT:  Proxy vote for Western Asset Institutional U.S. Treasury Reserves – please vote before September 25th Special Meeting

Email Text:

Dear Valued Shareholder:

You may recall we wrote to you recently concerning a proxy solicitation for the Western Asset Institutional U.S. Treasury Reserves money market mutual fund (the Fund).  The Special Meeting (where proxy votes are counted) was adjourned to September 25th as insufficient votes were received for the fund to pass its legal quorum.

As we have not yet received your vote, it would be extremely helpful if you could take action by voting FOR or AGAINST, or by abstaining.

By way of reminder, your firm held shares in the Fund through Silicon Valley Bank’s Sweep Program as of the April 15, 2020 record date, and it is important that we ensure you have the opportunity to vote prior to the Special Meeting to be held on September 25, 2020.

How to Vote

In the current environment you may find it easiest to vote online.

Online voting is a convenient and a secure way to vote on the proposals. You may access your proxy card and vote your proxy by clicking on the link(s) provided below. The link will take you directly to the proxy voting site where you can submit your vote.

The control number and security code shown below will auto-populate when you click on the link(s) provided below.

Fund: Western Asset Institutional U.S. Treasury Reserves

Control Number: 28099999002000
Security Code: 99999999
Click Here to Vote

or,

Call a Live Agent who will take your vote on a recorded line

  888-916-1719

Reason for the Proxy Vote

On July 31, 2020, Legg Mason, Inc., the parent company of Legg Mason Partners Fund Advisor, LLC (the Fund’s investment manager) and Western Asset Management Company, LLC (the Fund’s subadviser), was acquired by Franklin Resources, Inc. Under federal law, this change in ownership requires shareholders of the Fund to approve new investment management and subadvisory agreements. Your vote is very important.

The Special Meeting of the Fund’s shareholders will take place at 4:30 p.m. (Eastern Time), September 25, 2020.

If you have any questions about the proxy materials or the proposals, please call us on 888-916-1719.  The Proxy Statement and other pertinent documents can be found at:

https://www.proxy-direct.com/lmf-31280

Sincerely,

Computershare Funds Services

Independent Tabulator for Western Asset Institutional U.S. Treasury Reserves